Exhibit 23.5

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the use of our fairness opinion included as Annex B to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of FNBPA Bancorp, Inc. with and into Juniata Valley Financial Corp. and to the reference to our firm’s name under the captions “Summary—Boenning & Scattergood, Inc. Has Provided an Opinion to FNBPA's Board of Directors Regarding the Fairness of the Merger Consideration,” “The Merger—Background of the Merger,” “—FNBPA’s Reasons for the Merger,” and “—Opinion of FNBPA’s Financial Advisor,” in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Boenning & Scattergood, Inc.

/s/ Boenning & Scattergood, Inc.

West Conshohocken, Pennsylvania

August 24, 2015